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                                                                    EXHIBIT 99.1

                      [HAYNES AND BOONE, LLP LETTERHEAD]


March 6, 1997




AMRESCO, INC.
700 North Pearl Street
Suite 2400, LB 342
Dallas, Texas  75201

Re: Registration on Form S-3 of $192,500,000 in aggregate principal amount of Senior Subordinated Notes, Series 1997-A due 2004.

Gentlemen:

We are special counsel for AMRESCO, INC., a Delaware corporation (the "Company"), and have acted as such in connection with the registration and sale under the Securities Act of 1933, as amended (the "Securities Act"), of $192,500,000 in aggregate principal amount of Senior Subordinated Notes, Series 1997-A due 2004 (the "Notes") pursuant to an Indenture dated as of March 1, 1997 (the "Indenture"), as supplemented by an Officer's Certificate and Company Order (the "Company Order"), to be entered into between Bank One, Columbus, N.A. (the "Trustee") and the Company. The Notes are being registered pursuant to a shelf Registration Statement on Form S-3 (the Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act. Such Registration Statement relates to the sale by the Company from time to time of its debt and equity securities for an aggregate offering price of up to $250,000,000. The Notes are being sold pursuant to a Purchase Agreement (the "Purchase Agreement") to be entered into between the Company and Piper Jaffray Inc. and the other underwriters named on Schedule I thereto (the "Underwriters").

We have examined such documents, records and matters of law as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when (a) the Indenture and the Company Order have been duly executed by the parties thereto and (b) and Notes have been duly executed and delivered by the Company, authenticated by the Trustee and issued in accordance with the terms of the Indenture and the Purchase Agreement and as contemplated by the Registration Statement and the relevant Prospectus and Prospectus Supplement against payment of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the rights of creditors generally, (2) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (3) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain other provisions of the Notes may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America; provided, however, that the inclusion

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AMRESCO, INC.
March 6, 1997
Page 2

of any such provisions and any limitations imposed by such laws on the enforceability of the Notes will not affect the validity or enforceability as a whole of any of the Notes and will not prevent the holders thereof from the ultimate realization of the practical rights and benefits afforded by such documents, except for the economic consequences of any judicial, administrative or other procedural delay which may result from the application of any such law.

Our opinion is also subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. We have assumed that, at the time of the authentication and delivery of the Notes, any resolutions of the Board of Directors authorizing the issuance and delivery of the Notes will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Notes, the Registration Statement will remain effective, none of the particular terms of the Notes will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed above are specifically limited to the laws of the State of Texas, the General Corporation Laws, as amended, of the State of Delaware, and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 99.1 to this Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to us under the caption "Legal Matters" in the Prospectus and Prospectus Supplement constituting a part of the Registration Statement.


Very truly yours,

/s/ HAYNES AND BOONE,LLP

Haynes and Boone, LLP